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                                                                    EXHIBIT 4.3



                 UNIT EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                               DATED AS OF --, 1998

                                  BY AND AMONG

                              ORBCOMM CORPORATION,

                              ORBCOMM GLOBAL, L.P.,

                       ORBITAL COMMUNICATIONS CORPORATION

                                       AND

                            TELEGLOBE MOBILE PARTNERS



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                 UNIT EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                  This UNIT EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of --, 1998, is made by and among ORBCOMM Corporation (the "COMPANY"), a Delaware corporation, ORBCOMM Global, L.P. ("ORBCOMM"), a Delaware limited partnership, Orbital Communications Corporation ("OCC"), a Delaware corporation and Teleglobe Mobile Partners ("TELEGLOBE MOBILE"), a Delaware general partnership.

                  The parties hereto agree as follows:

                                   ARTICLE I.
           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICABILITY

                  SECTION 1.01.     DEFINITIONS.   As used in this Agreement,
the following terms have the following respective meanings:

                  "AGREEMENT" means this Unit Exchange and Registration Rights Agreement.

                  "APPLICABLE LIMIT" shall have the meaning assigned thereto in
Section 2.03.

                  "BUSINESS DAY" means a day other than a Saturday, Sunday, national or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CLOSING" shall have the meaning assigned thereto in Section 2.05.

                  "CLOSING PRICE" means, for each Trading Day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not so listed or admitted to trading on a national securities exchange, on the NASDAQ National Market System or, if the Common Stock is not quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by ORBCOMM for that purpose or, if the Common Stock is not traded in the over-the-counter market, the fair market value per share of the Common Stock as determined by the ORBCOMM Committee (whose determination shall be conclusive and binding).

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the shares of Common Stock, par value $.01 per share, of the Company.

                  "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

                  "COMPANY BOARD" means the Board of Directors of the Company.

                  "COMPANY CERTIFICATE" shall have the meaning assigned thereto in Section 5.03.

                  "DEEMED OUTSTANDING SHARES" means the sum of: (a) all shares of Common Stock outstanding, plus (b) the aggregate number of shares of Common Stock issuable under this Agreement in exchange for Partnership Units at the then applicable Exchange Rate, assuming for this purpose that the Partnership Units are then exchangeable.

                  "ELECTION NOTICE" shall have the meaning assigned thereto in
Section 2.02.


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                  "EXCHANGE NOTICE" shall have the meaning assigned thereto in
Section 2.02.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

                  "EXCHANGE ACT DOCUMENTS" shall have the meaning assigned thereto in Section 5.01(a)(vii).

                  "EXCHANGE NOTICE" shall have the meaning assigned thereto in
Section 2.02.

                  "EXCHANGE RATE" shall have the meaning assigned thereto in
Section 2.01.

                  "EXCHANGE UNITS" shall have the meaning assigned thereto in
Section 2.03.

                  "EXCHANGE PERIOD" means the period commencing on the date a Exchange Notice is mailed and ending 20 Business Days following such date.

                  "EXCHANGING HOLDER" shall have the meaning assigned thereto in Section 2.02.

                  "HOLDER" means any person that is a record owner of Partnership Units.

                  "INDEMNIFIED PERSON" means, with respect to indemnification by
ORBCOMM: (a) the Company and each of its directors and officers; (b) each Registering Holder; (c) such Registering Holder's directors, officers, and employees (d) each other person (including each underwriter) that participated in the offering of Registerable Securities; and (e) each other person, if any, that controls the Company or such Registering Holder (and each of their directors, officers and employees) or such participant within the meaning of the Securities Act, and with respect to indemnification by a Registering Holder: (i) the Company; (ii) ORBCOMM; (iii) each of their officers and directors; and (iv) each person, if any, that controls any of them within the meaning of the Securities Act.

                  "INDEMNIFYING PERSON" shall have the meaning assigned thereto in Section 8.03.

                  "INDEPENDENT COMPANY MEMBERS" means the two independent members of the ORBCOMM Committee elected pursuant to the Partnership Agreement.

                  "MANAGING UNDERWRITER OR UNDERWRITERS" means the person or persons selected by Holders in an offering pursuant to Section 5.01 to manage an underwritten offering of Common Stock.

                  "NOTICE OF EXCHANGE AUTHORIZATION" shall mean the document attached hereto as Exhibit C attached hereto.

                  "OCC" shall have the meaning set forth in the preamble.

                  "ORBCOMM" shall have the meaning set forth in the preamble and shall also include ORBCOMM's successors.

                  "ORBCOMM COMMITTEE" means the Committee of ORBCOMM established pursuant to the Partnership Agreement.

                  "ORBCOMM COMMITTEE MEMBER" means any person authorized to act as a member of the ORBCOMM Committee pursuant to the Partnership Agreement.

                  "PARTNERSHIP AGREEMENT" means the Amended and Restated Partnership Agreement of ORBCOMM Global, L.P. in effect on the date hereof.

                  "PARTNERSHIP UNITS" has the meaning assigned thereto in the Partnership Agreement.


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                  "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

                  "PROCESS AGENT" shall have the meaning assigned thereto in
Section 12.07.

                  "REGISTERING HOLDERS" shall have the meaning assigned thereto in Section 5.01(a)(i).

                  "REGISTERABLE SECURITIES" means the shares of Common Stock acquired by a Holder on exchange of Partnership Units pursuant to this Agreement that have not previously been registered for sale pursuant to this Agreement; provided, that, if nationally recognized securities counsel to the Company delivers to the Company a written legal opinion to the effect that any particular securities may be disposed of by the Holder thereof in the manner proposed by such Holder without registration under the Securities Act, such securities shall not be Registerable Securities.

                  "REGISTRATION NOTICE" shall have the meaning assigned thereto in Article IV.

                  "REGISTRATION REQUEST" shall have the meaning assigned thereto in Article IV.

                  "RULE 144" shall have the meaning assigned thereto in Section 5.03.

                  "SECURITIES ACT" means the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

                  "SHELF REGISTRATION" means a registration pursuant to a Shelf Registration statement.

                  "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement of the Company pursuant to the provisions of Section 5.01 hereof that covers Common Stock on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SUSPENSION NOTICE" shall have the meaning assigned thereto in Section 5.01(c).

                  "TELEGLOBE MOBILE" shall have the meaning set forth in the preamble and shall include Teleglobe Mobile's successors.

                  "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable exchange or in the applicable market.

                  "UNDERWRITER" means any underwriter of an underwritten offering of Common Stock pursuant to Section 5.01.

                  SECTION 1.02. INTERPRETATION. The following provisions shall govern the interpretation of this Agreement:

                           (a)      The singular form of any word used herein,
including the terms defined in Section 1.01, include the plural, and vice versa, unless the context otherwise requires. The use herein of a pronoun of any gender shall include correlative words of the other gender.

                           (b)      Unless otherwise expressly indicated,  all
references herein to "Articles," "Sections" and other subdivisions hereof are to the corresponding Articles, Sections or subdivisions of this Agreement, and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision hereof.

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                           (c)      The headings or titles of the several
Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

                           (d)      Each reference herein to any agreement,
instrument or other document shall mean such agreement, instrument or document as from time to time amended, modified or supplemented in accordance with the terms hereof and thereof. The term "including" shall be construed to mean "including but not limited to."

                                   ARTICLE II.
                                 EXCHANGE RIGHTS

                  SECTION 2.01. GENERAL RIGHTS. Subject to: (a) the restrictions on transfer contained in the Partnership Agreement; (b) the exchange right deferral of ORBCOMM and the Company under Section 2.10; and (c) if applicable, the authorization of the ORBCOMM Committee pursuant to Section 2.03(b), each Partnership Unit shall be exchangeable as specified in Section 2.03 hereof, at the option of the Holder thereof for one fully paid and non-assessable share of Common Stock, subject to adjustment as provided in Article III. The number of shares of Common Stock to be delivered by the Company pursuant to this Article II in exchange for one Partnership Unit is hereinafter referred to as the "EXCHANGE RATE."

                  SECTION 2.02. NOTICE REQUIRED FOR EXERCISE OF EXCHANGE RIGHT. A Holder electing to exercise its right of exchange under this Agreement shall provide written notice (an "ELECTION NOTICE") to the Company and ORBCOMM of its intent to: (a) exercise its rights under this Article II and setting forth the number of Partnership Units to be exchanged by such Holder; (b) exercise or not exercise its right pursuant to Articles IV and V hereof to have registered pursuant thereto the Common Stock received in exchange for Partnership Units; and (c) engage or not engage in any distribution of the Common Stock. Promptly following receipt of such Election Notice, ORBCOMM shall send notice to the other Holders a copy of such notice (the "EXCHANGE NOTICE"). Such other Holders shall each then have the right during the Exchange Period to elect their right of exchange by furnishing to the Company and ORBCOMM an Election Notice prior to the expiration of the Exchange Period that contains the information required by
Section 2.02 (a)-(c) above. Each Holder furnishing an Election Notice during the Exchange Period is referred to herein as an "EXCHANGING HOLDER." The receipt of additional Election Notices from Holders during the Exchange Period shall not require an additional Exchange Notice to be made by ORBCOMM. No Holder may furnish any notice under this Section 2.02 or otherwise participate in any exchange hereunder unless such Holder and its affiliates are in full compliance with the Partnership Agreement.

                  SECTION 2.03.     LIMITATIONS ON EXCHANGE.

                           (a)      The Company shall be required to effect,
or take any action to effect, any exchange of Partnership Units for Common Stock only to the extent that the sum of the number of Partnership Units requested to be exchanged pursuant to this Agreement (the "EXCHANGE UNITS") do not exceed the following amounts: (i) following the first fiscal quarter in which ORBCOMM has achieved positive earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles, each Holder shall have the right, and the Company shall be required, to exchange up to 25% of such Holders'

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Partnership Units (excluding, for the purpose of this calculation, any
Partnership Units previously exchanged pursuant to this Section 2.03) for Common Stock; (ii) following the date on which ORBCOMM has launched a total of 28 satellites, each Holder shall have the right, and the Company shall be required, to exchange up to 25% of such Holders' Partnership Units (excluding, for the purpose of this calculation, any Partnership Units previously exchanged pursuant to this Section 2.03) for Common Stock; and (iii) following the earlier of: (A) the date on which ORBCOMM has launched a total of 36 satellites, provided that ORBCOMM has achieved positive earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles for at least one full fiscal quarter; or (B) December 31, 2000, each Holder shall have the right, and the Company shall be required, to exchange up to 100% of such Holders' Partnership Units for Common Stock (such limitations from time to time, the "APPLICABLE LIMIT"). Each Holder may exchange up to 50% of such Holders' Partnership Units for Common Stock provided the conditions set forth in both clauses: (i) and
(ii) of this Section 2.03(a) have been met. Notwithstanding the foregoing, each Holder is permitted to exchange up to 100% of such Holder's Partnership Units for Common Stock at any time, provided, that such exchange does not cause material adverse tax consequences for any other Holder (except if the effected Holder otherwise consents) and provided further, that shares of Common Stock received in exchange for Partnership Units pursuant to this sentence may not be registered pursuant to Article IV prior to the date such shares would have eligible for registration had they been received in an exchange conducted pursuant to the previous sentence.

                           (b)      If the Exchanging Holders request to
exchange a number of Partnership Units in excess of the Applicable Limit, at the next meeting of the ORBCOMM Committee following the expiration of the Exchange Period, the ORBCOMM Committee shall determine whether to authorize the exchange of the Partnership Units in excess of the Applicable Limit requested to be exchanged pursuant to the Election Notices received during such Exchange Period. Authorization of the exchange of Partnership Units in excess of the Applicable Limit pursuant to this Section 2.03(b) shall require the affirmative vote of ORBCOMM Committee Members representing at least 66 2/3% of the ORBCOMM Committee Members, including at least one of the Independent Company Members.

                           (c) Each Exchanging Holder shall have 10 Business
Days from the last day of the Exchange Period to countersign and return to ORBCOMM the Notice of Exchange Authorization attached hereto as Exhibit C. Any Exchanging Holder that fails to so countersign and return its notice shall lose its exchange rights with respect to that Exchange Period.

                  SECTION 2.04. EXCHANGE OF PARTNERSHIP UNITS. At the Closing described in Section 2.05, the Company shall issue and deliver to such Exchanging Holder shares of Common Stock in an amount equal to the Exchange Rate multiplied by the number of Exchange Units requested by a Holder in such Holders' Election Notice; provided, however, that number of Exchange Units shall not exceed the greater of: (a) the Applicable Limit or (b) the number of Partnership Units authorized for exchange by the ORBCOMM Committee pursuant to
Section 2.03(b).

                  SECTION 2.05. CLOSING. The closing of the transactions contemplated by this Article II shall take place at such specific time and place as shall be mutually agreed on by the Company, ORBCOMM and the Exchanging Holder(s) involved (the "CLOSING"). At the Closing, the Exchanging Holder(s) shall relinquish to the Company certificates representing such Partnership Units as are to be exchanged accompanied by such instruments of transfer as shall reasonably be required by the Company and ORBCOMM, and the Company shall deliver to such Exchanging Holder(s) shares of Common Stock in an amount determined pursuant to Section 2.04, registered in the name of such Exchanging Holder(s). The Company shall present to ORBCOMM such Partnership Units for transfer and ORBCOMM shall deliver replacement certificates representing the number of Partnership Units transferred to the Company in the name of the Company or its designee and ORBCOMM shall make corresponding notations in its books and records. In addition, each Exchanging Holder shall deliver to the Company and ORBCOMM

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a letter of representation substantially in the form of Exhibit A attached hereto and such other certificates and documents as may reasonably be requested by the Company or ORBCOMM (including, without limitation, evidence of receipt of all required approvals and consents and compliance with all applicable securities and tax laws).

                  No fractional interest in a share of Common Stock shall be issued by the Company on the exchange of Partnership Units. Any fractional interest in a share of Common Stock resulting from the exchange of any Partnership Units shall be paid by ORBCOMM in cash (computed to the nearest cent) based on the Closing Price of the Common Stock on the last Trading Day prior to the date on which such Partnership Units are surrendered for exchange in the manner set forth above.

                  The Exchanging Holder will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of Partnership Units pursuant hereto, and the Company may withhold delivery until such charge is paid or offset against the number of shares to be delivered.

                  SECTION 2.06. DISTRIBUTIONS WITH RESPECT TO PARTNERSHIP UNITS. Any payment or distribution (for purposes of this Section 2.06, a "distribution") received by an Exchanging Holder with respect to Partnership Units exchanged pursuant to this Article II by such Exchanging Holder allocable to any period after the Closing shall be forwarded immediately by the Exchanging Holder to the Company. ORBCOMM is hereby instructed to and agrees to pay or cause to be paid such portions of any distribution owed to the Company directly to the Company and thereafter shall be discharged of any obligation to such Exchanging Holder with respect to such portion of such distribution.

                  SECTION 2.07. RESTRICTED SECURITIES. Any Common Stock issued by the Company to any Holder prior to the effectiveness of a registration statement filed with the Commission pursuant to Article IV below shall be "restricted securities" and any Holder receiving such "restricted securities" by execution and delivery of an Election Notice shall, at the time of issuance of such securities, execute and deliver a certificate in the form of Exhibit B attached hereto. The certificates evidencing such "restricted securities" shall bear a restrictive legend to the effect that the shares of Common Stock represented thereby have not been registered under the Securities Act, and may not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof.

                  SECTION 2.08. SALE BY HOLDER. Each Holder, by execution and delivery of an Election Notice, shall be deemed to have agreed that it will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, to any person, in one or a series of transactions, any shares of Common Stock received pursuant to this Agreement, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

                  SECTION 2.09. COMPANY COVENANTS. The Company covenants that:
(a) all shares of Common Stock that may be issued on exchange of Partnership Units will, on issue, be duly and validly issued, fully paid and non-assessable (no further sums will be required to be paid by the holders of the shares in connection with the issue of such shares), free of all liens and charges and not subject to any preemptive rights; and (b) it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting the exchange of Partnership Units hereunder, the full number of shares of Common Stock deliverable on the exchange of all outstanding Partnership Units not theretofore converted.

                  SECTION 2.10. EXCHANGE DEFERRAL RIGHTS. At any time prior to the Closing either ORBCOMM or the Company shall have the right to defer an exchange hereunder for a period of up to 90

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days if either ORBCOMM or the Company, as the case may be, determines that such a deferral is in the best interests of ORBCOMM or the Company, as the case may be, in light of possible or pending financing or other transactions. Such a deferral shall be effected by the furnishing by ORBCOMM or the Company to the Exchanging Holders of a written notice of an executive officer of ORBCOMM or the Company, as the case may be, stating that: (a) the Holders' right to exchange Partnership Units for Common Stock pursuant to this Agreement is deferred for a period of time; (b) the number of days, up to 90, of such deferral; and (c) that such deferral is being implemented pursuant to this
Section 2.10. This right may not be utilized by either ORBCOMM or the Company more than once in any twelve month period.

                                  ARTICLE III.
                   EXCHANGE DATE AND EXCHANGE RATE ADJUSTMENTS

                  SECTION 3.01. EXCHANGE RATE ADJUSTMENTS -- COMPANY ACTIONS. The Exchange Rate shall be adjusted from time to time as follows:

                           (a)      In case the Company shall pay or make a
dividend or other distribution on any class of capital stock of the Company in Common Stock, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the total number of shares constituting such dividend or other distribution and the denominator of which shall be such number of shares of Common Stock outstanding at the close of business on the date fixed for such determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company agrees not to pay any dividend or make any distribution on shares of Common Stock held in its treasury.

                           (b) In case the Company shall issue rights or
warrants to all holders of any class of capital stock of the Company entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (f) below) of the Common Stock on the date fixed for the determination of holders entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the sum of number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that could be purchased at the current market price with the aggregate offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

                           (c)      In case the outstanding shares of Common
Stock shall be multiplied or subdivided into a greater or smaller number of shares of Common Stock, the Exchange Rate in effect at the opening of business on the day following the day on which such subdivision becomes effective shall

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be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

                           (d)      In case the Company shall, by dividend or
otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities but excluding: (i) any rights or warrants referred to in subsection (b) above; (ii) any dividend or distribution referred to in subsection (a) above; and (iii) any dividend or distribution paid in cash out of current or accumulated earnings), then in each case, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock or other class of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Exchange Rate by a fraction of which the numerator shall be such current market price per share (determined as provided in subsection (f) below) and the denominator shall be such current market price per share of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Company Board (whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed (and for which an adjustment to the Exchange Rate has not previously been made pursuant to the terms of this Section 3.01) applicable to one share of Common Stock on such date of determination. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following such date of determination.

                           (e)      The reclassification or change of Common
Stock into securities including securities other than Common Stock (other than any reclassification on a consolidation or merger to which subsection (i) below applies) shall be deemed to involve: (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of subsection (d) above); and, in the case of Common Stock
(ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day on which such subdivision becomes effective" or "the day on which such combination becomes effective," as the case may be, and "the day on which such subdivision or combination becomes effective" within the meaning of subsection (c) above).

                           (f)      For the purpose of any computation under
subsection (b) or (d) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Company Board commencing no more than 30 Trading Days before and ending no later than the second Trading Day before the day in question; provided, that, in the case of subsection (d), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock or other class of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

                           (g) No adjustment in the Exchange Rate pursuant to
this Section 3.02 shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of this clause (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that

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adjustments shall be required and made in accordance with the provisions of this Section 3.01 (other than this clause (g)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. Anything in this clause (g) to the contrary notwithstanding, the Company shall be entitled, at its option, to make such increases in the Exchange Rate, in addition to those required by this Section 3.01, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from current or accumulated earnings) or other event shall be a tax free distribution to holders for United States federal income tax purposes. All calculations under this clause (g) shall be made to the nearest cent.

                           (h)      Whenever the Exchange Rate is adjusted as
provided in this Section 3.01, the Company shall provide written notice of such adjustment to ORBCOMM and the Holders, which notice shall include the Exchange Rate after such adjustment and shall set forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

                           (i)      In case of any consolidation of the Company
with, or merger of the Company into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, the Holders shall have the right thereafter to exchange Partnership Units only into the kind and amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Partnership Units might have been exchanged immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock is not the entity with which the Company consolidated or into which the Company merged or that merged into the Company or to which such sale or transfer was made, as the case may be (a "constituent person"), or an affiliate of a constituent person and such holder shall have failed to exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable on such consolidation, merger, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (i) the kind and amount of securities, cash and other property receivable on such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holders, so that the provisions set forth herein shall thereafter be applicable, as nearly as may reasonably be practicable, to any shares of stock or other securities or property thereafter deliverable on the exchange of the Partnership Units. Any adjustment under this subsection (i) shall be evidenced by written notice of such adjustment in the manner set forth in subsection (h). The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers.

                  In case: (x) the Company shall take any action that would result in an adjustment to the Exchange Rate; (y) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or (z) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then the Company shall provide to ORBCOMM, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating: (i) the date on which a record is to be taken for the purpose of such actions, or, if the record is not to be taken, the date as of which the holders of Common Stock of record are to be determined; or (ii) the date on which such adjustment, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable on such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (x) through (z) above.

                  SECTION 3.02. EXCHANGE RATE ADJUSTMENTS -- ORBCOMM ACTIONS. The Exchange Rate shall be adjusted from time to time as follows:

                           (a)      In case ORBCOMM shall pay or make a
dividend or other distribution on any class of Partnership Units in Partnership Units, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of the Holders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be such number of Partnership Units outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of the number of Partnership Units outstanding at the close of business on the date fixed for such determination and the total number of Partnership Units constituting such dividend or other distribution. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination.

                           (b) In case ORBCOMM shall issue rights or warrants
to all holders of any class of Partnership Units entitling them to subscribe for, purchase or acquire Partnership Units at a price per Partnership Unit less than the current market price per share (determined as provided in subsection
(f) below) of Common Stock multiplied by the Exchange Rate on the date fixed for the determination of Holders entitled to receive such rights or warrants, the Exchange Rate in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exchange Rate by a fraction the numerator of which shall be the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units so offered for subscription, purchase or acquisition, and the denominator of which shall be the number of Partnership Units outstanding at the close of business on the date fixed for such determination plus the number of Partnership Units that the aggregate of the offering price of the total number of Partnership Units so offered for subscription, purchase or acquisition would purchase at a price per Partnership Units equal to the market price per share of Common Stock multiplied by the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of Holders entitled to receive such rights or warrants. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the date fixed for such determination.

                           (c)      In case the outstanding Partnership Units
shall be multiplied or subdivided into a greater or smaller number of Partnership Units, the Exchange Rate in effect at the opening of business on the day following the day on which such subdivision becomes effective shall be proportionately adjusted. The adjusted Exchange Rate shall be effective immediately after the opening of business on the day following the day on which such subdivision or combination becomes effective.

                           (d)      In case ORBCOMM shall,  by dividend or
otherwise, distribute to all Holders evidence of its indebtedness or assets (including securities but excluding: (i) any rights or warrants referred to in subsection (b) above; (ii) any dividend or distribution referred to in subsection: (a) above; and (iii) any dividend or distribution paid in cash out of current or accumulated earnings), then in each case, the Exchange Rate in effect at the opening of business on the day following the date fixed for the determination of Holders entitled to receive such distribution shall be adjusted by multiplying such Exchange Rate by a fraction of which the numerator shall be the product of: (A) the current market price per share (determined as provided in subsection (f) below) of the Common Stock on such date of determination multiplied by the Exchange Rate (or, if earlier, on the date on which the Common Stock go "ex-dividend" in respect of such distribution); less (B) the then fair market value as determined by the ORBCOMM Committee (whose determination shall be conclusive and binding) of the portion of the assets or evidences of indebtedness so distributed (and for which an adjustment to the Exchange Rate has not previously been made pursuant to the terms of this
Section 3.02) applicable to one Partnership Unit, and the denominator shall be such current market price per share of the Common Stock multiplied by the Exchange Rate, such adjustment to become effective immediately after the opening of business on the day following such date of determination.

                           (e)      The reclassification or change of
Partnership Units into interests or securities including any interests in ORBCOMM other than Partnership Units shall be deemed to involve: (i) a distribution of such interests or securities other than Partnership Units to all Holders (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of Holders entitled to receive such distribution" within the meaning of subsection (d) above); and (ii) a subdivision or combination, as the case may be, of the number of shares of Partnership Units outstanding immediately prior to such reclassification into the number of Partnership Units outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day on which such subdivision becomes effective" or "the day on which such subdivision becomes effective," as the case may be, and "the day on which such subdivision or combination become effective" within the meaning of subsection (c) above).

                           (f)      For the purpose of any computation under
subsection (b) or (d) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Company Board commencing no more than 30 Trading Days before and ending no later than the second Trading Day before the day in question.

                           (g) No adjustment in the Exchange Rate pursuant to
this Section 3.02 shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments that by reason of this clause (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and provided, further, that adjustments shall be required and made in accordance with the provisions of this Section 3.02 (other than this clause (g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holders. Anything in this clause (g) to the contrary notwithstanding, ORBCOMM shall be entitled, at its option, to make such decreases in the Exchange Rate, in addition to those required by this Section 3.02, as it in its discretion shall determine to be advisable in order that any interest dividend, subdivision or combination of interests, distribution of interests or rights or warrants to purchase interests, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from current or accumulated earnings) or other event shall be a tax free distribution to holders of Partnership Units for United States federal income tax purposes. All calculations under this clause (g) shall be made to the nearest cent.

                           (h)      Whenever the Exchange Rate is adjusted as
provided in this Section 3.02, ORBCOMM shall provide written notice of such adjustment to the Company and the Holders, which notice shall include the Exchange Rate after such adjustment and shall set forth a brief statement of the facts requiring such adjustment and the manner of computing the same.

                  SECTION 3.03. EXCHANGE RATE ADJUSTMENTS -- GENERAL. Anything in this Article III to the contrary notwithstanding, it is the intent of the parties that the Exchange Rate be adjusted to reflect events affecting the capital structure of ORBCOMM and the Company, including those events described in this Article III, as necessary or appropriate to place the parties to this Agreement in the same relative position that they would have been had such events not occurred, and the parties hereby agree that the Exchange Rate in effect at any time shall reflect such intent.

                                   ARTICLE IV.
                               REGISTRATION RIGHTS

                  At any time from and after the satisfaction of the milestones set forth in Section 2.03 hereof, the Company shall, after a written request (a "REGISTRATION REQUEST") from holders requesting registration under the Securities Act of an aggregate number of Registerable Securities representing not less than 5% of the Deemed Outstanding Shares, promptly notify all Holders in writing of the receipt of such request and each such Holder may elect (by written notice (a "REGISTRATION NOTICE") delivered to the Company within 10 Business Days after receipt by such Holder of the aforementioned notice from the Company, as the case may be), to join in the Registration Request and to have the Registerable Securities specified in its notice included in such registration pursuant to this Article IV. The Registration Notice to the Company must be in substantially the form of Exhibit D hereto and must be executed by the Holder. Thereafter, the Company will: (a) file as soon as reasonably practicable a registration statement providing for the sale by the Holders of the Registerable Securities specified in the Registration Requests; and (b) use its reasonable best efforts to have such registration statement declared effective and remain continuously effective for a period of not less than six months or, if earlier, until the date on which all Registerable Securities covered by such registration have been disposed of by the Holders either pursuant to the registration statement or otherwise. Such six month period shall be extended by: (A) the period that any Suspension Notice is in effect under
Section 5.01(c), (B) the period of any deferral under Section 5.03 during such period; and (C) if the registration covers Common Stock to be issued on exchange of Partnership Units which cannot be exchanged because of a deferral of exchanges pursuant to Section 2.10, by the period of any such deferral. The Company further agrees that if permitted by the rules and regulations of the Commission, the registration contemplated by this Article IV shall be a Shelf Registration.

                                   ARTICLE V.
                           PROCEDURE FOR REGISTRATION

                  SECTION 5.01. REGISTRATION STATEMENT. (a) In connection with the obligations of the Company under Article IV, the Company shall:

                                    (i)    prepare and file with the Commission
                  a registration statement with respect to the Common Stock on any form that may be used by the Company and permits the disposition of Common Stock in accordance with the intended method or methods thereof, as specified in writing to the Company by Holders whose Registerable Securities are covered by such registration statement ("REGISTERING HOLDERS") and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter;

                                    (ii)   prepare and file with the Commission
                  such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement for the period required by Article IV and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Common Stock covered by such registration statement;

                                    (iii) for a reasonable period prior to the
                  filing of such registration statement, and throughout the period required by Article IV on reasonable notice, make available for inspection by a representative of the Registering Holders, any underwriter participating in any distribution pursuant to the registration statement, and any attorney or accountant designated by the Registering Holders, at a reasonable time and in a reasonable manner, financial and other information and the books and records of the Company and ORBCOMM, and cause the officers, directors and employees of the Company and ORBCOMM to respond to such inquiries and supply information reasonably requested by any such representative, underwriter, attorney or accountant in the course of conducting a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that such representatives, attorneys or accountants shall be acceptable to the Company and ORBCOMM in their respective judgments reasonably exercised;

                                    (iv)   promptly notify the Registering
                  Holders, and the managing underwriter or underwriters, if any, and confirm such advice in writing: (A) when such registration statement or supplement or post-effective amendment has been declared or becomes effective; (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for such purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (D) of the happening of any event during the period such registration statement is effective that makes any statement made in such registration statement or the related prospectus untrue in any material respect or that requires the making of any changes in such registration statement or prospectus in order to make the statements therein not misleading;

                                    (v)    the occurrence of any event
                  contemplated by Section 5.01(a)(iv)(D) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Common Stock, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (vi)   use its reasonable best efforts to
                  obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

                                    (vii)  provide copies of any prospectus,
                  any amendment to the registration statement or amendment or supplement to any prospectus or any document that is to be incorporated by reference into such registration statement or any prospectus after initial filing of such registration statement, a reasonable time prior to the filing of any such prospectus, amendment, supplement or document, to the Registering Holders and underwriters, if any, and make the representatives of the Company and ORBCOMM available on a reasonable basis if reasonably requested by the Registering Holders; provided that the requirements of this paragraph shall not apply to the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its current reports on Form 8-K or any other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (the "EXCHANGE ACT DOCUMENTS"); and provided further that the Company shall promptly notify Registering Holders of the filing of any Exchange Act Documents except for such Exchange Act Documents specifically related to the offering of other securities and not to the Registerable Securities;

                                    (viii) furnish to each Registering Holder
                  and to each underwriter and selling agent, if any, at the expense of the Registering Holders, as many copies of the prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Registering Holder or managing underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Common Stock;

                                    (ix)   use its reasonable best efforts to:
                  (a) register or qualify the Common Stock to be included in such registration statement under such securities laws or blue sky laws of such jurisdictions as any Registering Holders and each placement or sales agent, if any, therefor and each underwriter, if any, thereof shall reasonably request in writing on a timely basis; and (B) take any and all other actions as may be reasonably necessary or advisable to enable each such holder, agent, if any, and each underwriter, if any, to consummate the disposition in such jurisdictions of Common Stock; provided, that neither the Company nor ORBCOMM shall be required for any such purpose to: (w) qualify as a foreign corporation or foreign limited liability company in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this paragraph 5.01(a)(ix); (x) file a general consent to service of process in any such jurisdiction; (y) subject itself to taxation in any jurisdiction where it is not already subject to taxation; or (z) make any changes to its Certificate of Incorporation, Bylaws or the Partnership Agreement, as the case may be, or any agreement between it and its stockholders or partners, as the case may be;

                                    (x)    use its reasonable best efforts to
                  obtain the consent or approval of each governmental agency or authority, whether federal, state or local, that may be required to effect the registration or the offering or sale in connection therewith or to enable the Registering Holder(s) to offer, or to consummate the disposition of, their Common Stock;

                                    (xi)   furnish to each Registering Holder,
                  without charge, at least one conformed copy of such registration statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                                    (xii)  cooperate with the Registering
                  Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Common Stock to be sold, which shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least two Business Days prior to any sale of the Common Stock; and

                                    (xiii) enter into and deliver all such
                  customary agreements (including underwriting or purchase agreements), documents and take such other actions (including causing the delivery of opinions of counsel and "comfort" letters of independent certified public accountants) as are reasonably requested of the Company or ORBCOMM to expedite or facilitate the disposition of the Common Stock.

                           (b)      ORBCOMM hereby agrees to provide the
Company with all assistance reasonably necessary for the Company to comply with its obligations under Section 5.01(a).

                           (c)      Each Registering Holder,  by execution and
delivery of a Registration Notice, shall be deemed to have agreed that, on receipt of any: (i) notice from the Company of the happening of any event of the kind described in Section 5.01(a)(iv)(B), (C) or (D); (ii) notice from the Company that it is in possession of material information that has not been disclosed to the public and the Company reasonably deems it to be advisable not to disclose such information in a registration statement or prospectus; or
(iii) notice from the Company that it is in the process of a registered offering of securities and the Company reasonably deems it to be advisable to have Registering Holders temporarily discontinue disposition of Common Stock pursuant to the registration statement (in each case, such notice being hereinafter referred to as a "SUSPENSION NOTICE"), such Registering Holder will forthwith discontinue disposition of Common Stock pursuant to any registration statement and shall not be entitled to the benefits provided under Article VIII hereof with respect to any sales made by it in contravention of this subsection, until such Registering Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.01(a)(v) or a notice in accordance with Section 5.01(a)(vi) hereof that any order suspending the effectiveness of the registration statement has been withdrawn, or, in the case of (ii) or (iii) above, until further notice from the Company that disposition of Registerable Securities may resume. Any Suspension Notice must be based on a good faith determination of the Company Board that such Suspension Notice is necessary. In the case of a Suspension Notice, if so directed by the Company, each Registering Holder by execution and delivery of a Registration Notice, shall be deemed to have agreed to deliver to the Company all copies in its possession, other than permanent file copies then in such Registering Holder's possession, of the prospectus covering such Common Stock that is current at the time of receipt of such notice. If the Company shall issue a Suspension Notice to suspend the disposition of Common Stock pursuant to any registration statement, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of a Suspension Notice to and including the date when the Registering Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions or received notice that any order suspending dispositions of the Common Stock has been withdrawn.

                           (d)      By execution and delivery of a Registration
Notice, each Registering Holder shall be deemed to have agreed that the Company may require such Registering Holder to: (i) furnish in writing to the Company such information regarding such Registering Holder and such Registering Holder's intended method of distribution of its Common Stock as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act; and
(ii) enter into and deliver all such customary agreements (including underwriting or purchase agreements) and documents (including legal opinions) as are reasonably requested of such Registering Holder to expedite or facilitate the disposition of its Common Stock. Each such Registering Holder, by execution and delivery of a Registration Notice, shall be deemed to have agreed to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Registering Holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Registering Holder or such Registering Holder's intended method of distribution of its Common Stock or omits to state any material fact regarding such Registering Holder or such Registering Holder's intended method of distribution of its Common Stock required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Registering Holder or the distribution of its Common Stock, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each such Registering Holder, by execution and delivery of a Registration Notice, shall be deemed to have agreed to comply with the provisions of the Securities Act and the Exchange Act applicable to such Registering Holder with respect to the disposition by such Registering Holder of Common Stock covered by such registration statement in accordance with the intended methods of disposition by such Registering Holder set forth in such registration statement.

                  SECTION 5.02. REGISTRATION OF ADDITIONAL SHARES. The registration statement filed pursuant to this Article V, may, in addition to the shares of Common Stock subject to registration rights set forth in Article IV above, include other securities for sale for the Company's own account or for the account of any other person.

                  SECTION 5.03. REGISTRATION DEFERRAL PERIOD. Notwithstanding the foregoing, if the Company shall furnish to the Registering Holders a certificate (the "COMPANY CERTIFICATE") signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Company Board, acting reasonably and in the best interest of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed or for the Registering Holders to sell Common Stock exchanged pursuant to this Agreement under any such effective registration statement and it is therefore necessary to defer the filing of the registration statement or suspend the ability of the Registering Holders to sell Common Stock exchanged pursuant to this Agreement under an effective registration statement, each Registering Holder, by execution and delivery of a Registration Notice, hereby agrees that the filing of the registration statement shall be deferred, or the ability of such Registering Holder to sell Common Stock acquired pursuant to this Agreement under an effective registration statement shall be suspended, for a period of not more than an aggregate of 90 days from the date of the Company Certificate; provided however, that the Company may not utilize this right more than one time in any twelve-month period and the 90-day period shall be reduced by any period of time in the prior six months covered by a Suspension Notice as to such Registering Holders under Section 5.01(c). On any delivery of a Company Certificate pursuant to this Section 5.03, each Registering Holder, by execution and delivery of a Registration Notice, shall be deemed to have agreed that it shall not dispose of its Common Stock covered by the registration statement during the above-stated 90-day period other than pursuant to the limitations applicable to "restricted securities" within the meaning of Rule 144 under the Securities Act ("RULE 144") and that any sale by such Registering Holder or its designee of such Common Stock during this period shall be made only to a person who has agreed to comply with the provisions of this Section 5.03 for the balance of the 90-day period.

                  SECTION 5.04. EXPENSES. By execution and delivery of a Registration Notice, each Registering Holder shall be deemed to have agreed that: (a) all registration expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article V, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and of the Company's accountants, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, shall be borne by such Registering Holder pro rata on the basis of the number of shares of Common Stock of such Registering Holder included in such registration; and (b) such Registering Holder shall pay its own selling expenses. Selling expenses shall mean all costs and commissions applicable to the sale of the Common Stock and all fees and disbursements of counsel and other professionals. To the extent that the Company registers for primary offering additional securities pursuant to Section 5.02, the Company shall bear its pro rata share of the above referenced registration expenses and its own selling expenses.

                  SECTION 5.05. LISTING. The Company shall use its reasonable best efforts to list all Common Stock covered by a registration statement filed pursuant to this Article V on each securities exchange or automated quotation system on which any of the Common Stock is then listed unless the Company and ORBCOMM agree not to have the Company do so.

                                   ARTICLE VI.
                              RULE 144 INFORMATION

                  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Holder to sell restricted securities or securities subject to Rule 145 under the Securities Act, of the Company to the public without registration, the Company agrees to: (a) make and keep public information available, as required by Rule 144; (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to any Holder forthwith on request: (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act;
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission that permits the selling of any Common Stock without registration.

                                  ARTICLE VII.
                                 EQUAL TREATMENT

                  Nothing contained in this Agreement shall prohibit the Company, following the first exchange of Partnership Units for Common Stock pursuant to this Agreement, from offering to purchase Partnership Units held by a Holder for cash or any other consideration, or to exchange additional shares of its Common Stock for Partnership Units held by a Holder, all on such terms and conditions as the Company and such Holder may agree, provided that the Company shall offer to purchase or exchange on such terms and conditions equally pro rata to all the other Holders. Except as set forth in Article II hereof, the Company shall not permit any other exchanges or purchases with any Holder.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  SECTION 8.01. INDEMNIFICATION BY ORBCOMM. ORBCOMM will indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based on an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the registration statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, prepared pursuant to the transactions contemplated by this Agreement, and will reimburse such Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that ORBCOMM shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based on: (a) in the case of indemnification of the Company or its officers and directors, an intentional act or omission of the Company or any such officers, directors or any employee of the Company that was contrary to any written instruction or request of ORBCOMM or that amounted to willful misconduct on the part of such officer, director, employee or agent of the Company who is not also an employee of ORBCOMM; and (b) in the case of a party other than the Company or its officers and directors, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the registration statement or the prospectus or any such amendment or supplement in reliance on and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein.

                  SECTION 8.02. INDEMNIFICATION BY REGISTERING HOLDERS. Each Registering Holder, by execution and delivery of a Registration Notice, shall:
(a) be deemed to have agreed that it will indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities to which such Indemnified Person may become subject, under the Securities Act or otherwise, that directly or indirectly arise out of or are based on an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the registration statement or the prospectus, or any amendment or supplement thereto, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, the registration statement or the prospectus or any such amendment or supplement in reliance on and in conformity with written information furnished to the Company by such Registering Holder expressly for use therein; and (b) reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred.

                  SECTION 8.03. PROCEEDINGS. Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding as to which a claim in respect thereof is to be made under this
Article VIII, the Indemnified Person shall notify the party against whom the Indemnified Person intends to assert a claim for indemnification (an "INDEMNIFYING PERSON") in writing of the commencement thereof, but the omission so to notify the Indemnifying Person shall not relieve the Indemnifying Person from any liability that it may have to any Indemnified Person otherwise than under this Article, unless the Indemnifying Person is materially prejudiced thereby. In case any such action shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under such section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. The Indemnifying Person shall not, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment: (a) includes an unconditional release of such Indemnified Person from all liability arising out of such action or claim; and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Person. No Indemnified Person shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution has been or may be sought hereunder without the prior written consent of the Indemnifying Person. By execution and delivery of a Registration Notice, each Registering Holder shall be deemed to have agreed to the provisions of this Section 8.03.

                  SECTION 8.04. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VIII is for any reason held to be unenforceable by an Indemnified Person although applicable in accordance with its terms, the Indemnified Person on the one hand and the Indemnifying Person on the other hand shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Person; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As between the Indemnifying Person and each Indemnified Person, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect: (a) the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand, from the offering of the Common Stock included in such offering; and (b) the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other hand, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. It is agreed that it would not be just and equitable if contribution pursuant to this Article VIII were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations set forth herein. For purposes of this
Article VIII, each Person, if any, who controls a party covered by the indemnity provisions of this Article VIII within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such party. By execution and delivery of a Registration Notice, each Registering Holder shall be deemed to have agreed to the foregoing contribution provisions.

                                   ARTICLE IX.
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 9.01. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ORBCOMM.

                  Each of the Company and ORBCOMM represents and warrants to each of the Holders as follows:

                           (a)      The execution,  delivery and performance of
this Agreement by the Company or ORBCOMM, as the case may be, have been duly authorized by all requisite corporate or partnership action and will not: (i) violate any provisions of law, any order of any court or other agency of government, its organizational documents or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets of the Company or ORBCOMM, as the case may be, except where any such violation, conflict, breach, default or encumbrance will not have a material adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Company or ORBCOMM, as the case may be.

                           (b)      This Agreement has been duly executed and
delivered by the Company or ORBCOMM, as the case may be, and constitutes the legal, valid and binding obligation of the Company or ORBCOMM, as the case may be, enforceable in accordance with its terms.

                  SECTION 9.02. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE HOLDERS AND THE REGISTERING HOLDERS. Each of the Holders by execution and delivery of an Election Notice, and each Registering Holder by execution and delivery of a Registration Notice, shall be deemed to represent, warrant to and agree with each of the Company and ORBCOMM as follows:

                           (a)      The performance of this Agreement by such
Holder or Registering Holder, as the case may be, has been duly authorized by all requisite corporate, partnership or similar action and will not: (i) violate any provisions of law (assuming compliance by the Company and ORBCOMM with all applicable federal or state securities laws), any order of any court or other agency of government, the organizational documents of the Holder or Registering Holder, as the case may be, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets of such Holder or Registering Holder, as the case may be.

                           (b)      This Agreement constitutes the legal,
valid and binding obligation of the Holder or Registering Holder, enforceable in accordance with its terms.

                                   ARTICLE X.
                           EFFECTIVENESS OF AGREEMENT

                  This Agreement shall become effective only on the first date on which the Company purchases Partnership Units from ORBCOMM.

                                   ARTICLE XI.
                                  ASSIGNABILITY

                  Each of the Holders by execution and delivery of an Election Notice, and each Registering Holder by execution and delivery of a Registration Notice, shall be deemed to have agreed that, without the prior written consent of ORBCOMM, the exchange and registration rights of a Holder set forth in this Agreement shall not be assignable, in whole or in part, to any transferee of such Holder's Partnership Units, or such Holder's restricted securities.

                                      XII.
                                  MISCELLANEOUS

                  SECTION 12.01. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding on the successors and permitted assigns of each of the parties; provided, that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

                  SECTION 12.02. NOTICES. All notices and other communications provided for in this Agreement shall be in writing, and shall be sufficiently given if made: (a) by hand delivery or by telecopier; and (b) by reputable express courier service (charges prepaid) or by registered or certified mail (postage prepaid and return receipt requested): (i) if to the Company, at the following address:

                           ORBCOMM Corporation
                           2455 Horse Pen Road, Suite 100
                           Herndon, Virginia 20171
                           Attention:  General Counsel
                           Phone:  (703) 406-6000
                           Facsimile:  (703) 406-5933

or if to ORBCOMM, at the following address:

                           ORBCOMM Global, L.P.
                           2455 Horse Pen Road, Suite 100
                           Herndon, Virginia 20171
                           Attention:  General Counsel
                           Phone:  (703) 406-6000
                           Facsimile:  (703) 406-5933

or if to OCC, at the following address:

                           c/o Orbital Sciences Corporation
                           21700 Atlantic Boulevard
                           Dulles, VA 20166-6801
                           Attention: General Counsel
                           Phone: (703) 406-5000
                           Facsimile: (703) 406-3502

or if to Teleglobe Mobile, at the following address:

                           c/o Teleglobe Inc.
                           1000 rue de la Guachetiere ouest
                           Montreal (Quebec)
                           Canada H3B4X5
                           Attention: Vice President , Legal Affairs
                           Phone:  (514) 868-7722
                           Facsimile:  (514) 868-8025

or at such other address as the Company, or ORBCOMM OCC or Teleglobe Mobile shall have furnished in writing one to the other; and (ii) if to any Holder (other than OCC or Teleglobe Mobile), at the address maintained by ORBCOMM on its books and records for such purpose (which ORBCOMM agrees to make available to the Company at its request). All such notices and other communications shall be deemed to have been duly given and delivered: when delivered by hand, if personally delivered; when receipt acknowledged, if delivered by telecopier; three Business Days after being deposited with a reputable express courier service (charges prepaid); and five Business Days after being deposited in the mail, postage prepaid, if delivered by mail (registered or certified mail, return receipt requested). Each of the Holders by execution and delivery of an Election Notice, and each Registering Holder by execution and delivery of a Registration Notice, shall be deemed to have agreed to the foregoing notice provisions.

                  SECTION 12.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                  SECTION 12.04. ENTIRE AGREEMENT. This Agreement and the Partnership Agreement constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understanding among such parties.

                  SECTION 12.05. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under applicable law, such invalidity or unenforceability shall not invalidate this entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

                  SECTION 12.06. AMENDMENTS TO THE AGREEMENT. This Agreement may not be changed or amended or the observance of any provisions waived without the written consent of each of the Company, and ORBCOMM and the Holders and the consent of at least one of the Independent Company Members.

                  SECTION 12.07. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against any party with respect to this Agreement and any Holder or Registering Holder may be brought in a court of the United States sitting in the State of Delaware or, if jurisdiction is lacking in such a court, in a court of record in the State of Delaware, and each party hereto, each Holder by execution and delivery of an Election Notice, and each Registering Holder by execution and delivery of a Registration Notice: (a) irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and submits to such jurisdiction; (b) agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Delaware may be made on the process agent appointed by the Company or such alternate process agent in the United States designated with respect to the party, Holder or Registering Holder in a writing delivered to ORBCOMM and the Company (the "PROCESS AGENT"); (c) irrevocably appoints the Process Agent in its name, place and stead to receive and forward such service of any and all such writs, process and summonses; (d) agrees that the failure of the Process Agent to give any notice of any such service of process to such party, Holder or Registering Holder shall not impair or affect the validity of such service or of any judgment based thereon; (e) agrees to appoint a substitute process agent, if the Process Agent is no longer able to so act for any reason whatsoever, which substitute process agent shall thereafter be deemed to be the Process Agent hereunder and to give notice of such appointment to ORBCOMM and the Company; and
(f) if the party is a government, irrevocably waives any and all claims of immunity in connection with the execution, performance and enforcement of this Agreement and others in any way related to this Agreement, including, without limitation, with respect to service of process, submission to jurisdiction, attachment and execution on property.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




                  ORBCOMM CORPORATION


                          By:
                             -------------------------------------------------
                               Name:  Scott L. Webster
                               Title: President and Chief Executive Officer


                  ORBCOMM GLOBAL, L.P.


                          By:
                             -------------------------------------------------
                               Name:  Scott L. Webster
                               Title: Chief Executive Officer


                  ORBITAL COMMUNICATIONS CORPORATION


                          By:
                             -------------------------------------------------
                               Name:  Scott L. Webster
                               Title: President


                  TELEGLOBE MOBILE PARTNERS
                          BY:      TELEGLOBE MOBILE INVESTMENT INC.
                                   ITS MANAGING PARTNER


                                  By:
                                     -----------------------------------------
                                      Name:  Andre Bourbonnais
                                      Title: Secretary

                                    EXHIBIT A

                            LETTER OF REPRESENTATIONS

ORBCOMM Corporation
ORBCOMM Global, L.P.
2455 Horse Pen Road
Herndon, Virginia 20171


Ladies and Gentleman:

                  The undersigned, an "EXCHANGING HOLDER" under the Unit Exchange and Registration Rights Agreement (the "UNIT EXCHANGE AGREEMENT"), dated as of --, 1998, by and among ORBCOMM Global, L.P. ("ORBCOMM"), ORBCOMM Corporation (the "COMPANY"), Orbital Communications Corporation and Teleglobe Mobile Partners, hereby acknowledges, represents, warrants, and agrees, on behalf of itself and its assigns, that in connection with the undersigned's exchange of Partnership Units in ORBCOMM for shares of Common Stock of the Company (its "EXCHANGE") pursuant to the Unit Exchange Agreement:

                                    (a) Pursuant to the terms of the Unit
                  Exchange Agreement, the undersigned has duly and validly executed a Notice of Exchange Authorization agreeing to be bound by certain provisions of the Unit Exchange Agreement. Each of the Exchange and the undersigned's execution, delivery and performance under the Notice of Exchange Authorization does not: (i) violate any provisions of law, any order of any court or other agency of government, the organizational documents of the undersigned or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the properties or assets of the undersigned. The Notice of Exchange Authorization is and will be valid, binding obligation and enforceable against the undersigned in accordance with its terms.

                                    (b) The undersigned has obtained all
                  consents or approvals required by governmental entities that are necessary in connection with the Exchange and its execution, delivery and performance under the Notice of Exchange Authorization.

                                    (c) Each of the Exchange and the
                  undersigned's execution, delivery and performance under the Notice of Exchange Authorization does not violate any laws that pertain to the offer or sale of securities generally in any jurisdiction to which the undersigned may be subject or, to the knowledge of the undersigned, in any jurisdiction which may claim a right to regulate such offer to, or purchase by, the undersigned (it being expressly understood that the undersigned is not giving a representation or warranty as to whether the Company or ORBCOMM has complied with the federal or state laws of the United States that pertain to the offer or sale of securities).

                                    (d) Neither the Company nor ORBCOMM has
                  rendered any investment advice to the undersigned in connection with the Exchange. The undersigned has had access to such financial and other information concerning the Company and

                  ORBCOMM as it has deemed necessary in connection with its decision to effect the Exchange. In electing to effect the Exchange, the undersigned has relied only on the advice of its own advisors.

                                    (e) The certificates representing the shares
                  of Common Stock of the Company to be received by the undersigned in connection with the Exchange will bear such legend or legends, consistent with the terms of the Unit Exchange Agreement, as the Company, ORBCOMM or their respective legal counsel deems necessary or desirable.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAW TO THE EXTENT THAT APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE WOULD BE REQUIRED THEREBY.



Date:
     ---------------------------
                                            Very truly yours,


                                            [Exchanging Holder]


                                            By:
                                               -------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B

                        RESTRICTED SECURITIES CERTIFICATE

                  The undersigned, a "REGISTERING HOLDER" under the Unit Exchange and Registration Rights Agreement (the "UNIT EXCHANGE AGREEMENT"), dated as of --, 1998, by and among ORBCOMM Global, L.P. ("ORBCOMM"), ORBCOMM Corporation (the "COMPANY"), Orbital Communications Corporation and Teleglobe Mobile Partners, hereby acknowledges, represents, warrants and agrees, on behalf of itself and its assigns, that:

                                    (a) Any shares of Common Stock of the
                  Company issued to the undersigned on exchange of Partnership Units in ORBCOMM pursuant to the Unit Exchange Agreement prior to the effectiveness of a registration statement filed with the Commission pursuant to Article IV of the Unit Exchange Agreement in respect of such shares: (i) have not been registered under the Securities Act; (ii) have been issued in reliance on exemptions from such registration provided in
                  Section 4(2) of the Securities Act of 1933, as amended and applicable exemptions under the state securities laws; and
                  (iii) shall be "RESTRICTED SECURITIES."

                                    (b) It shall not sell, transfer, assign,
                  pledge or otherwise encumber or dispose of, directly or indirectly (collectively, "TRANSFER") any Restricted Securities prior to the date which is one year after the later of: (i) the date of original issue to the undersigned; or (ii) the last date on which the undersigned was an affiliate of ORBCOMM or the Company, unless: (a) the Transfer is made outside the United States to a person who is not a "U.S. PERSON" in a transaction meeting the requirements of Rule 904 under the Securities Act; (B) the Transfer does not violate any United States federal or state securities laws or any of the rules and regulations promulgated thereunder (collectively, the "U.S. SECURITIES LAWS") or the securities laws of any other jurisdiction and, prior to effecting such Transfer, the undersigned provides an opinion of counsel satisfactory to each of the Company and ORBCOMM that such Transfer is in accordance with the U.S. Securities Laws; or
                  (C) the Transfer is effected in accordance with the terms of the Unit Exchange Agreement.

                                    (c) It is not acquiring the Restricted
                  Securities with a view to, or for the offer or sale in connection with, any distribution in violation of the Securities Act.

                                    (d) It shall provide to any person
                  purchasing any Restricted Securities from it a notice advising such purchaser that Transfers of the Restricted Securities are restricted as set forth herein and in the Unit Exchange Agreement.

                                    (e) The Company, ORBCOMM and others will
                  rely on the undersigned's confirmations, acknowledgments and agreements set for herein and in the undersigned's Notice of Exchange Authorization, and the undersigned will notify the Company and ORBCOMM promptly in writing if any of its representations or warranties herein or therein ceases to be accurate and complete.

                  THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CHOICE OR CONFLICTS OF LAW TO THE

EXTENT THAT APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE WOULD BE REQUIRED THEREBY.




Date:
     ---------------------------


                                            [Exchanging Holder]


                                            By:
                                               -------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT C

                        NOTICE OF EXCHANGE AUTHORIZATION

                  The ORBCOMM Committee, as such term is defined in the Unit Exchange and Registration Rights Agreement, dated as of --, 1998, by and among ORBCOMM Global, L.P., ORBCOMM Corporation (the "COMPANY"), Orbital Communications Corporation and Teleglobe Mobile Partners, (the "UNIT EXCHANGE AGREEMENT"), has authorized an exchange of Partnership Units for shares of Common Stock of the Company pursuant to Unit Exchange Agreement. A copy of the Unit Exchange Agreement is attached to this Notice. By executing a copy of this Notice, the undersigned agrees, on behalf of itself and its assigns, to be bound by: (a) the provisions of the Unit Exchange Agreement applicable to "HOLDER;" and (b) if the undersigned or its successors or assigns elects to participate in any registration of Common Stock under the Unit Exchange Agreement, the provisions of the Unit Exchange Agreement applicable to "REGISTERING HOLDERS."


                                            ORBCOMM CORPORATION


                                            By:
                                               ----------------------------
                                                 Name:
                                                 Title:


Date:
     -------------------------

Agreed to and accepted:

[Exchanging Holder]


By:
    --------------------------
     Name:
     Title:

                                    EXHIBIT D

                               REGISTRATION NOTICE

                  The undersigned holder of Partnership Units of ORBCOMM Global, L.P. ("ORBCOMM") or shares of Common Stock of ORBCOMM Corporation (the "COMPANY") hereby notifies the Company pursuant to the Unit Exchange and Registration Rights Agreement, dated as of --, 1998, by and among ORBCOMM, the Company, Orbital Communications Corporation and Teleglobe Mobile Partners (the "UNIT EXCHANGE AGREEMENT") that it wishes to have registered with the Securities and Exchange Commission the specified number of shares of Common Stock that are either currently owned by the undersigned or issuable on exchange of Partnership Units currently owned by the undersigned and as to which the undersigned has delivered an Election Notice to ORBCOMM. A copy of the Unit Exchange Agreement is attached to this Notice. By executing a copy of this Registration Notice, the undersigned agrees, on behalf of itself and its assigns, to be bound by the provisions of the Unit Exchange Agreement applicable to "REGISTERING HOLDERS" or to "HOLDERS" or "HOLDERS" that have requested registration of "REGISTERABLE SECURITIES" under the Unit Exchange Agreement.

[Exchanging/Registering Holder]

By:

Title:

                  Number of Securities to be Registered:

                  _________________ shares of Common Stock, of which
                  _____________ are issuable on exchange of Partnership Units.